UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 14, 2021, TechPrecision Corporation (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”).  A total of 29,498,662 shares of the Company’s common stock were entitled to vote as of July 19, 2021, the record date for the Annual Meeting, of which 21,672,351 were present in person or by proxy at the Annual Meeting.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal No. 1: All of the nominees for director listed below were elected to serve for a one-year term expiring on the date of the Company’s 2022 Annual Meeting of Stockholders (and until their successors are duly elected and qualified) by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Robert A. Crisafulli	8,456,226	1,468,890	11,747,235
Andrew A. Levy	8,963,128	961,988	11,747,235
Richard S. McGowan	8,978,675	946,441	11,747,235
Walter M. Schenker	8,755,175	1,169,941	11,747,235

Proposal No. 2: The selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending on March 31, 2022 was ratified by the Company’s stockholders by the votes set forth in the table below:

For	Against	Abstain
21,128,368	430,773	113,210

Proposal No. 3: The compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement dated July 26, 2021 was approved by the Company’s stockholders on an advisory, non-binding basis by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
8,829,817	1,040,774	54,525	11,747,235

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: September 14, 2021	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer